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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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MOELIS & COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 28, 2016

Dear Stockholder,

        We cordially invite you to attend our 2016 Annual Meeting of Stockholders, to be held on Wednesday, June 15, 2016 at 8:30 a.m. (Eastern Time) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at Four Times Square, New York, NY 10036.

        The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.

        Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting.

Sincerely,

Kenneth Moelis
 Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	Wednesday, June 15, 2016
Time:	8:30 a.m. (Eastern Time)
Place:	Offices of Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036

        We are holding our 2016 annual meeting of stockholders for the following purposes, which are described in more detail in the proxy statement:

  1.
  to elect eight directors to our board of directors;

  2.
  to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

  3.
  to transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only stockholders of record as of the close of business on April 21, 2016 will be entitled to attend and vote at the annual meeting.

        As permitted by the rules of the Securities and Exchange Commission, we are sending our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") rather than a paper set of the proxy materials. The Notice includes instructions on how to access our proxy materials over the internet, as well as how to request the materials in paper form.

        Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. The Notice includes instructions on how to vote, including by internet and telephone. If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.

By order of the board of directors,

Osamu Watanabe,
General Counsel and Secretary
April 28, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 15, 2016.
The Company's Proxy Statement and 2015 Annual Report on Form 10-K
are also available at www.proxyvote.com.

        Although we refer to our website in this Proxy Statement, the contents of our website are not included or incorporated by reference into this Proxy Statement. All references to our website in this Proxy Statement are intended to be inactive textual references only.

PROXY STATEMENT

2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2016

GENERAL INFORMATION

        Moelis & Company is making this proxy statement available to its stockholders on or about April 28, 2016 in connection with the solicitation of proxies by the board of directors for our 2016 Annual Meeting of Stockholders to be held on Wednesday, June 15, 2016 at 8:30 a.m. (Eastern Time) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, and any adjournment or postponement of that meeting (the "Annual Meeting"). As a stockholder, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this proxy statement. On or about April 28, 2016, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2015 Annual Report on Form 10-K.

        We are a leading global independent investment bank that provides innovative strategic and financial advice to a diverse client base, including corporations, governments and financial sponsors.

        Moelis & Company is a holding company and its only assets are its partnership interests in Moelis & Company Group LP ("Group LP"), its equity interest in the sole general partner of Group LP, Moelis & Company Group GP LLC, and its interests in its subsidiaries. Moelis & Company operates and controls all of the business and affairs of Group LP and its operating entity subsidiaries indirectly through its equity interest in Moelis & Company Group GP LLC.

        In this proxy statement, unless the context requires otherwise, the words "Company," "we," "us" and "our" refer to Moelis & Company and its subsidiaries, and for periods prior to the reorganization in connection with our initial public offering refer to the advisory business of our predecessor company, Moelis & Company Holdings LP ("Old Holdings").

        Moelis was formed in January 2014 and completed an initial public offering of its Class A common stock in April 2014. Our Class A common stock trades on the New York Stock Exchange under the symbol "MC."

        Below are answers to common questions stockholders may have about the Proxy Materials and the Annual Meeting.

What are the Proxy Materials?

        The "Proxy Materials" are this proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2015. If you request printed versions of the Proxy Materials, you will also receive a proxy card.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of materials?

        Under rules adopted by the Securities and Exchange Commission (the "SEC"), we are furnishing Proxy Materials to many of our stockholders on the internet, rather than mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive printed copies of the Proxy Materials unless you request them. Instead, the notice will instruct you how to access and review the Proxy Materials on the internet. If you would like printed copies of the Proxy Materials, please follow the instructions on the notice.

What items will be voted on at the Annual Meeting and how does the board of directors recommend that I vote?

        There are two proposals to be voted on at the Annual Meeting:

  1.
  the election of eight directors to our board of directors and

  2.
  the ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

        Our amended and restated by-laws require that we receive advance notice of any proposals to be brought before the Annual Meeting by our stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote on those matters.

The board of directors recommends that you vote "FOR" each of the nominees in Proposal 1 and "FOR" Proposal 2.

Who may vote at the meeting?

        Holders of Class A common stock and holders of Class B common stock as of the close of business on April 21, 2016 (the "Record Date") may vote at the Annual Meeting.

How many shares may be voted at the Annual Meeting?

        Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 20,462,658 shares of Class A common stock and 31,227,596 shares of Class B common stock entitled to vote.

How many votes do I have?

        Holders of our Class A common stock are entitled to one vote for each share held as of the Record Date. Holders of our Class B common stock are entitled to ten votes for each share held as of the Record Date. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters at the Annual Meeting.

What vote is required for each proposal?

        For the election of directors, each director must be elected by a plurality of the votes cast. This means that the eight nominees receiving the largest number of "for" votes will be elected as directors. We do not have cumulative voting.

        The ratification of the Company's independent registered public accounting firm and any other proposals that may come before the Annual Meeting will be determined by the majority of the votes cast.

        As of the Record Date, Moelis & Company Partner Holdings LP ("Partner Holdings") owned all of our outstanding Class B shares. Partner Holdings is controlled by Kenneth Moelis, our Chairman and Chief Executive Officer. As a result of his beneficial ownership of shares, Mr. Moelis has the ability to decide all matters to be voted upon at the Annual Meeting.

How are abstentions and broker non-votes counted?

        Abstentions (shares present at the meeting in person or by proxy that are voted "abstain") and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, you are a stockholder of record.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in "street name." The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

How do stockholders of record vote?

        There are four ways for stockholders of record to vote:

  •
  Via the internet.  You may vote via the internet until 11:59 p.m. (Eastern Time) on the day before the Annual Meeting by visiting http://www.proxyvote.com and entering the unique control number for your shares located on the Notice of Internet Availability of Proxy Materials.

  •
  By telephone.  You may vote by phone until 11:59 p.m. (Eastern Time) on the day before the Annual Meeting by calling (800) 690-6903. You will need the control number from your Notice of Internet Availability of Proxy Materials.

  •
  By mail.  If you requested that Proxy Materials be mailed to you, you will receive a proxy card with your Proxy Materials. You may vote by filling out and signing the proxy card and returning it in the envelope provided. The proxy card must be received by the close of business on the day before the Annual Meeting.

  •
  In person.  You may also vote your shares in person by completing a ballot at the Annual Meeting.

How do beneficial owners of shares held in street name vote?

        If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.

Can I change my vote after submitting a proxy?

        Stockholders of record may revoke their proxy before the Annual Meeting by delivering to the Company's General Counsel and Secretary a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, by voting again via the internet or by telephone or by attending and voting in person at the Annual Meeting.

        Street name stockholders who wish to change their votes should contact the organization that holds their shares.

If I hold shares in street name through a broker, can the broker vote my shares for me?

        If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain "routine" proposals but cannot vote on other proposals. Proposal 1 (election of directors) is not considered a "routine" proposal. Proposal 2 (ratification of the Company's independent registered public accounting firm) is a "routine" proposal. If you hold shares in street name and do not vote on Proposal 1, your shares will be counted as "broker non-votes."

Who is paying for this proxy solicitation?

        The Company is paying the costs of the solicitation of proxies. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.

What do I need to do if I want to attend the meeting?

        You will need to provide evidence that you are a stockholder as of the Record Date. This can be a copy of your proxy card or a brokerage statement showing your shares. You should also bring photo identification. If you hold your shares in street name and wish to vote in person at the meeting, you will need to contact the organization that holds your shares in order to obtain a legal proxy from that organization.

Where can I find voting results?

        We will file a Current Report on Form 8-K with the SEC including the final voting results from the Annual Meeting within four business days of the Annual Meeting.

I share an address with another stockholder. Why did we receive only one set of Proxy Materials?

        Some banks, brokers and nominees may be participating in the practice of "householding" Proxy Materials. This means that only one copy of our Proxy Materials may be sent to multiple stockholders in your household. If you hold your shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker, or other nominee who holds your shares.

        Upon written or oral request, the Company will promptly deliver a separate copy of the Proxy Materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact our Investor Relations department at (212) 883-3800, investor.relations@moelis.com or 399 Park Avenue, 5th Floor, New York, NY 10022.

What are the implications of being an "emerging growth company"?

        We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and are therefore permitted to provide less disclosure about our executive compensation arrangements than is generally required for other public companies. We are also not required to provide our stockholders with the opportunity to vote on certain executive compensation matters on a non-binding advisory basis. We have elected to use these scaled disclosure requirements available to us as an emerging growth company, and are not soliciting stockholder votes on our executive compensation.

        Under the JOBS Act, we will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we become a "large accelerated filer" under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Who should I contact if I have additional questions?

        You can contact our Investor Relations department at (212) 883-3800, investor.relations@moelis.com or at our principal executive offices at 399 Park Avenue, 5th Floor, New York, NY 10022. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.

 PROPOSAL 1: ELECTION OF DIRECTORS

        Our board of directors is currently comprised of eight directors. At the Annual Meeting, stockholders will vote to elect as directors of the Company the eight nominees named in this proxy statement. Each of the directors elected at the Annual Meeting will hold office until the 2017 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified.

        The board of directors has nominated Kenneth Moelis, Navid Mahmoodzadegan, Jeffrey Raich, Eric Cantor, J. Richard Leaman III, John A. Allison IV, Dr. Yvonne Greenstreet and Kenneth L. Shropshire for election at the Annual Meeting. The persons named as proxies will vote to elect each of these nominees unless a stockholder indicates that his or her shares should be withheld with respect to one or more of such nominees.

        In connection with our initial public offering, we entered into a stockholders agreement with Partner Holdings, an entity controlled by our Chairman and Chief Executive Officer, Kenneth Moelis, pursuant to which our board of directors is required to nominate individuals designated by Partner Holdings equal to a majority of the board of directors as long as the Class B Condition is satisfied. The designees of Partner Holdings nominated by the board of directors for election at the Annual Meeting are Kenneth Moelis, Navid Mahmoodzadegan, Jeffrey Raich, Eric Cantor, and J. Richard Leaman III. The stockholders agreement and the Class B Condition are described under "Certain Relationships and Related Person Transactions—Transactions With Our Directors, Executive Officers and 5% Holders—Rights of Partner Holdings and Stockholders Agreement" below. Mr. Moelis' beneficial ownership of our shares is set forth under "Stock Ownership of Certain Beneficial Owners and Management" below.

        In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. All of the nominees are currently serving as directors and we do not expect that any of the nominees will be unavailable or will decline to serve.

        In determining that each director should be nominated for re-election, our board considered his or her service, business experience, prior directorships, qualifications, attributes and skills described in the biography set forth below under "Corporate Governance—Executive Officers and Directors."

        The board of directors recommends that you vote "FOR" each of the director nominees in this Proposal 1.

CORPORATE GOVERNANCE

Executive Officers and Directors

        The following table sets forth information regarding our executive officers and directors, including their ages as of the date hereof.

Name	Age	Position
Kenneth Moelis	57	Chairman of Board of Directors and Chief Executive Officer
Navid Mahmoodzadegan	47	Co-President, Managing Director and Director
Jeffrey Raich	49	Co-President, Managing Director and Director
Eric Cantor	52	Managing Director, Vice Chairman of the Company and Director
J. Richard Leaman III	53	Managing Director, Vice Chairman of the Company and Director
John A. Allison IV	67	Director
Dr. Yvonne Greenstreet	53	Director
Kenneth L. Shropshire	61	Director
Elizabeth Crain	51	Chief Operating Officer
Joseph Simon	57	Chief Financial Officer
Osamu R. Watanabe	55	General Counsel and Secretary

        Kenneth Moelis is the Chairman of our Board of Directors and has served as our Chief Executive Officer since 2007. Mr. Moelis has over 30 years of investment banking and mergers and acquisitions experience. Prior to founding our Company, Mr. Moelis worked at UBS from 2001 to 2007, where he was most recently President of UBS Investment Bank and previously Joint Global Head of Investment Banking. Before joining UBS, Mr. Moelis was Head of Corporate Finance at Donaldson, Lufkin & Jenrette, where he worked from 1990 through 2000. Mr. Moelis began his career as an investment banker with Drexel Burnham Lambert in 1981. Mr. Moelis serves on the University of Pennsylvania Board of Trustees, the Wharton Board of Overseers, the Board of the Tourette Syndrome Association and the Board of Governors of Cedars Sinai Hospital. Mr. Moelis holds a B.S. and an M.B.A. from the Wharton School at the University of Pennsylvania.

        Mr. Moelis' knowledge of and extensive experience in investment banking and the financial services industry give the board of directors valuable industry-specific knowledge and expertise on these and other matters. In addition, as our Founder and Chief Executive Officer, he has an unparalleled understanding of our business and operations, which positions him well to serve on our board of directors.

        Navid Mahmoodzadegan is a Co-Founder and has served as Co-President since September 2015 and as a Managing Director of our Company since 2007. Mr. Mahmoodzadegan has been a director since April 2014. Prior to founding our Company, Mr. Mahmoodzadegan worked at UBS from 2001 to 2007, where he was most recently Global Head of Media Investment Banking. Before joining UBS, Mr. Mahmoodzadegan was an investment banker at Donaldson, Lufkin & Jenrette from 1995 to 2001. He began his career as an attorney with Irell & Manella. Mr. Mahmoodzadegan is a member of the Harvard Law School Dean's Leadership Council of Southern California. He holds an A.B. with Highest Distinction from the University of Michigan (Phi Beta Kappa) and a J.D. from Harvard Law School, magna cum laude. Mr. Mahmoodzadegan serves on the Carlthorp School Board of Trustees and the National Board of Directors of Jumpstart.

        Mr. Mahmoodzadegan's knowledge of and extensive experience in investment banking and the financial services industry give the board of directors valuable industry specific knowledge and expertise on these and other matters. In addition, as a Co-Founder and Co-President of our Company, he has an extensive understanding of our business and operations, which positions him well to serve on our board of directors.

        Jeffrey Raich is a Co-Founder and has served as Co-President since September 2015 and Managing Director and Head of Mergers and Acquisitions of our Company since 2007. Mr. Raich has been a director since April 2014. Prior to founding our Company, Mr. Raich worked at UBS from 2001 to 2007 where he was most recently Joint Global Head of Mergers and Acquisitions. Prior to joining UBS, Mr. Raich was a Managing Director and Head of West Coast Mergers and Acquisitions at Donaldson, Lufkin & Jenrette, where he worked from 1996 to 2000. He began his career as an investment banker with PaineWebber in 1989. Mr. Raich is a member of the McIntire School of Commerce Advisory Board at the University of Virginia and a Board Member of the UCLA Health System. Mr. Raich also serves on the Marlborough School Board of Trustees. He holds a B.S. in Commerce with Distinction from the McIntire School of Commerce at the University of Virginia.

        Mr. Raich's knowledge of and extensive experience in investment banking and the financial services industry give the board of directors valuable industry specific knowledge and expertise on these and other matters. In addition, as a Co-Founder and Co-President of our Company, he has an extensive understanding of our business and operations, which positions him well to serve on our board of directors.

        Eric Cantor has served as a Managing Director, Vice Chairman of the Company and a director of our Company since September 2014. Mr. Cantor, who has more than 25 years of political and business experience, was formerly United States Representative for Virginia's 7th Congressional District and U.S. House Majority Leader. He served in the U.S. House of Representatives from 2001 to 2014. He was elected by his colleagues in the House to serve as the Majority Leader for the 112th and 113th Congresses where he led the public policy agenda for the House. During his time in office, Mr. Cantor was a leading voice on the economy, job creation and policies focused on improving the lives of the American middle class. He championed pro-growth solutions including lowering taxes, eliminating excessive regulation, strengthening businesses, and encouraging entrepreneurship. He was also regularly featured in publications focusing on a wide range of topics including both domestic and international matters. Mr. Cantor received his undergraduate degree from The George Washington University, his law degree from The College of William and Mary, and his master's degree from Columbia University in New York.

        Mr. Cantor's knowledge of public and economic policy and extensive experience in public policy, business and geo-politics position him well to serve on our board of directors.

        J. Richard Leaman III has served as Vice Chairman of our Company since September 2015 and previously served as Managing Partner since 2012. Mr. Leaman has been a director since April 2014. Prior to joining our Company in 2010 as a Managing Director, Mr. Leaman worked at UBS from 1997 to 2010, most recently as Chairman of UBS Investment Bank's Investment Banking Division and previously as Global Head of Investment Banking, Joint Global Head of Investment Banking, Global Head of Mergers and Acquisitions, as well as Co-Head of Healthcare Banking at Dillon, Read & Co. Inc., which was acquired by UBS in 1997. Before joining Dillon, Read & Co. Inc., Mr. Leaman was an investment banker at Smith Barney, Harris Upham & Co. Incorporated from 1986 to 1992. Mr. Leaman is a member of the Board of Visitors for the Fuqua School of Business. Mr. Leaman holds a B.A. from Duke University and an M.B.A. from the Fuqua School of Business at Duke University.

        Mr. Leaman's knowledge of and extensive experience in investment banking and the financial services industry give the board of directors valuable industry-specific knowledge and expertise on these and other matters. In addition, as a Vice Chairman and former Managing Partner of our Company, he has an extensive understanding of our business and operations, which positions him well to serve on our board of directors.

        John A. Allison IV has been a director since October 2015. Mr. Allison is Executive in Residence at Wake Forest School of Business and Chairman of the Executive Advisory Council of the Cato Institute's Center for Monetary and Financial Alternatives, and a member of the Cato Institute's Board of Directors. Mr. Allison was president and CEO of the Cato Institute from October 2012 to April 2015. Mr. Allison served as the Chief Executive Officer of BB&T Corporation from 1989 to 2008. Mr. Allison was also a director of BB&T Corporation from 1986 to 2014, serving as Chairman from 1989 to 2008, and a Branch Bank & Trust Company director from 1986 to 2008 and 2013 to 2014. Mr. Allison served as Chairman and Chief Executive Officer of Branch Bank & Trust Company from 1989 to 2008. He also served as a Distinguished Professor of Practice on the faculty of the Wake Forest University Schools of Business from 2009 to 2012. Mr. Allison is a Phi Beta Kappa graduate of the University of North Carolina—Chapel Hill. He received his master's degree in management from Duke University, and is also a graduate of the Stonier Graduate School of Banking.

        Mr. Allison's knowledge of and extensive experience with finance, banking and investments, in addition to his years of experience and expertise as a senior corporate executive and public company board member, position him well to serve on our board of directors.

        Dr. Yvonne Greenstreet has been a director since February 2015. Dr. Greenstreet served as Senior Vice President and Head of Medicines Development for Pfizer from 2011 to 2013 and was a member of the Specialty Business global executive team. Prior to Pfizer, Dr. Greenstreet was at GlaxoSmithKline from 1992 to 2010, most recently as Senior Vice President and Chief of Strategy for Research and Development and a member of the corporate portfolio management board. Dr. Greenstreet is a member of the Board of Directors of Pacira Pharmaceuticals, a pharmaceutical company that develops products for postsurgical pain control, a member of the Board of Directors of Advanced Accelerator Applications, a radiopharmaceutical company that develops diagnostic and therapeutic products, and a member of the Board of Directors of Indivior, a pharmaceutical company that develops products to treat addiction. She is also a member of the Scientific Advisory Committee of the Bill and Melinda Gates Foundation. Dr. Greenstreet holds a Bachelor of Medicine, Bachelor of Surgery from the University of Leeds, United Kingdom, and an M.B.A. from INSEAD, France.

        Dr. Greenstreet's significant experience in senior management roles at public companies and her experience as a board member position her well to serve on our board of directors.

        Kenneth L. Shropshire has been a director since July 2014. Mr. Shropshire is the David W. Hauck Professor at the Wharton School at the University of Pennsylvania and the Faculty Director of its Wharton Sports Business Initiative. Mr. Shropshire joined the Wharton faculty in 1986 specializing in sports business and law and served as Chairman of the Wharton School's Legal Studies and Business Ethics department from 2000 to 2005. Mr. Shropshire is Special Counsel to the global law firm Duane Morris LLP where he practices corporate law with a concentration in sports and business law. He is also a consultant to the owner of the Miami Dolphins and a consultant to the National Football League, where he assists the organization in expanding its player development and social impact program, and he currently leads the research efforts of the Major League Baseball On-Field Diversity Task Force. His consulting roles have also included work for the NCAA, the NFL Players Association and USA Track and Field, and he was an executive on the organizing committee for the 1984 Los Angeles Olympic Games. Mr. Shropshire was previously a member of the board of directors of Peace Players International and Valley Green Bank in Philadelphia and a trustee of the Women's Sports Foundation. He is a former president of the Sports Lawyers Association, the largest such organization in the world, and Program Chair of the ABA Forum Committee, Sports Law Section. Mr. Shropshire is the author of numerous books and articles on the business of sports. He holds an A.B. in economics from Stanford University and a J.D. from Columbia Law School.

        Mr. Shropshire's knowledge of corporate and business law and his extensive experience with business law and ethics, negotiation and dispute resolution, position him well to serve on our board of directors.

        Elizabeth Crain is a Co-Founder and has served as our Chief Operating Officer since 2007. Prior to founding our Company, Ms. Crain worked at UBS from 2001 to 2007, where she was most recently a Managing Director in the UBS Investment Bank Office of the CEO and President and previously Chief Operating Officer and Chief Administrative Officer of the UBS Investment Banking Department Americas. Before joining UBS, Ms. Crain was a principal at Morgan Stanley Capital Partners from 1997 to

2000. She began her career in investment banking in 1988 at Merrill Lynch. Ms. Crain holds a B.S. from Arizona State University and an M.B.A. from the Wharton School at the University of Pennsylvania.

        Joseph Simon has served as our Chief Financial Officer since 2010. Prior to joining our Company, Mr. Simon served as Chief Financial Officer of Financial Security Assurance from 2002 to 2010. Prior to joining Financial Security Assurance, Mr. Simon served as Chief Financial Officer of IntraLinks and TENTV.com from 2000 to 2002. Prior to that, Mr. Simon worked at Cantor Fitzgerald where he served as Chief Financial Officer, Global Controller and Global Head of Operations from 1993 to 1999. Before joining Cantor Fitzgerald, Mr. Simon was a Fixed Income Product and Legal Entity Controller at Morgan Stanley from 1986 to 1993. He began his career at Price Waterhouse from 1983 to 1986. Mr. Simon holds a B.S. from Cornell University and an M.B.A. from The University of Michigan. He is a Certified Public Accountant.

        Osamu R. Watanabe has served as our General Counsel and Chief Compliance Officer since 2011. Prior to joining our Company in 2010, he was General Counsel and Chief Compliance Officer of Sagent Advisors from 2009 to 2010. Prior to joining Sagent Advisors, Mr. Watanabe held senior legal positions at UBS from 2002 to 2009, Credit Suisse First Boston from 2001 to 2002 and Donaldson, Lufkin & Jenrette from 1997 to 2001. From 1987 to 1997, Mr. Watanabe was in private practice at Sullivan & Cromwell in New York, Tokyo, Hong Kong and Melbourne. Prior to that, he clerked for the Honorable Morey L. Sear, Eastern District of Louisiana. Mr. Watanabe holds a B.A. from Antioch College and a J.D. from Yale Law School (1985).

Controlled Company Status

        Because Mr. Moelis, our Chairman and Chief Executive Officer, holds more than 50% of the voting power of our shares eligible to vote, we are a "controlled company" under the rules of the New York Stock Exchange ("NYSE"). Under these rules, a company of which more than 50% of the voting power in the election of directors is held by an individual, group or another company is a "controlled company" and may elect not to comply with certain corporate governance requirements, including the requirements that (i) a majority of the board of directors consist of independent directors and (ii) that the board of directors have compensation and nominating and corporate governance committees composed entirely of independent directors. For at least some period, we intend to continue to utilize these exemptions.

        The NYSE rules required us to have an audit committee comprised entirely of independent directors within one year of our initial public offering. From February 2015, our audit committee has been comprised entirely of directors meeting the NYSE audit committee independence requirements.

Director Independence

        The board of directors has reviewed its composition, the composition of its committees and the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. The board of directors has determined that each of John A. Allison IV, Dr. Yvonne Greenstreet and Kenneth L. Shropshire is an "independent director" under applicable NYSE standards and that each such director has no relationships with the Company that would interfere with such director's exercise of independent judgment in carrying out his responsibilities as a director of the Company.

Board of Directors Leadership Structure

        Under our Corporate Governance Guidelines, the board of directors does not require the separation of the offices of the chairman of the board and the chief executive officer. These guidelines provide that the board of directors shall be free to choose its chairman in any way that it deems best for the Company at any given point in time. The board of directors periodically reviews its leadership structure and may make changes in the future. The Company's employment agreement with Kenneth Moelis provides that Mr. Moelis is the Company's Chief Executive Officer and the Chairman of its board of directors.

Board of Directors Role in Risk Oversight

        We are exposed to a number of risks, and we regularly identify and evaluate these risks and our risk management strategy. Management is principally responsible for managing the risks on a day-to-day basis, under the oversight of the board and the audit committee. Our Managing Directors and certain business committees of our Managing Directors are responsible for various aspects of risk management associated with our business, and our executive officers have the primary responsibility for enterprise-wide risk management. Our Chief Operating Officer, Chief Financial Officer and General Counsel work closely with our Managing Directors, our management and operations teams (including our finance and accounting and legal and compliance teams) and our outsourced internal audit function to monitor and manage risk. Our executive officers meet with the audit committee at least four times a year in conjunction with a review of our quarterly and annual periodic SEC filings to discuss important risks we face, highlighting any new risks that may have arisen since they last met. Our executive officers also meet periodically with the board to discuss important risks we face. The board of directors' administration of risk oversight has no impact on its leadership structure.

Board Committees

        Our board of directors has the authority to appoint committees to perform certain management and administrative functions. Our board of directors has established an audit committee and a compensation committee, each of which has the composition and the responsibilities described below. We do not currently have a separately designated nominating committee. Our board of directors may from time to time establish other committees.

Audit Committee

        Our audit committee oversees our accounting and financial reporting process and the audit of our financial statements and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee is responsible for, among other things:

  •
  appointing, compensating and overseeing the work of our independent auditors, including resolving disagreements between management and the independent registered public accounting firm regarding financial reporting;

  •
  approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;

  •
  reviewing the qualifications and independence of the independent registered public accounting firm;

  •
  reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;

  •
  reviewing the adequacy and effectiveness of our internal control over financial reporting;

  •
  establishing procedures for the receipt, retention and treatment of accounting and auditing related complaints and concerns;

  •
  preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

  •
  reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports; and

  •
  reviewing and approving in advance any proposed related person transactions.

        We believe that the functioning of our audit committee complies with the applicable requirements of the NYSE and SEC rules and regulations.

        As a controlled company, the NYSE rules allowed us the period through the first anniversary of our initial public offering to implement an audit committee of at least three members comprised entirely of independent directors. From July 2014 to February 2015, the members of our audit committee were Stephen F. Bollenbach, Kenneth Shropshire and Jeffrey Raich. Mr. Raich was replaced by Dr. Yvonne Greenstreet in February 2015. From February 2015 to July 2015, our audit committee was comprised of three entirely independent directors meeting NYSE requirements. Mr. Bollenbach resigned from the board of directors in July 2015. Mr. Allison was appointed a member of the audit committee upon election to the board of directors in November 2015. Since November 2015, our audit committee has been comprised of three entirely independent directors as defined under NYSE rules. Mr. Allison is our audit committee financial expert, as defined under SEC rules. Mr. Shropshire is the chairperson of our audit committee.

        Our board of directors has considered the independence and other characteristics of each member of our audit committee. Audit committee members must satisfy the NYSE independence requirements and additional independence criteria set forth under Rule 10A-3 of the Exchange Act. In addition, the NYSE requires that, subject to specified exceptions, including certain phase-in rules, each member of a listed company's audit committee be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3. In order to be considered independent for purposes of Rule 10A-3, an audit committee member may not, other than in his or her capacity as a member of the board, accept consulting, advisory or other fees from us or be an affiliated person of us. Our board of directors has determined that each of Mr. Allison, Dr. Greenstreet and Mr. Shropshire qualifies as an independent director pursuant to NYSE rules and Rule 10A-3.

        Our board of directors has adopted a written charter for the audit committee. The audit committee charter is available in the Corporate Governance section of our Investor Relations website at http://investors.moelis.com.

Compensation Committee

        Our compensation committee advises on our compensation policies, plans and programs. The compensation committee is responsible for, among other things:

  •
  reviewing and recommending policies, plans and programs relating to compensation and benefits of our directors, officers and employees;

  •
  reviewing and recommending compensation and the corporate goals and objectives relevant to compensation of our Chief Executive Officer;

  •
  reviewing and recommending compensation and corporate goals and objectives relevant to compensation for executive officers other than our Chief Executive Officer;

  •
  evaluating the performance of our Chief Executive Officer and other executive officers in light of established goals and objectives; and

  •
  administering our equity compensation plans for our employees and directors.

        From July 2014 to February 2015, the members of our compensation committee were Stephen F. Bollenbach, J. Richard Leaman III and Kenneth L. Shropshire. Mr. Leaman was replaced by Dr. Yvonne Greenstreet in February 2015. Mr. Bollenbach resigned from the board of directors in July 2015. Mr. Allison was appointed a member of the compensation committee upon election to the board of directors in November 2015. From February 2015, our compensation committee has been comprised of entirely independent directors meeting NYSE requirements.

        As permitted under the 2014 Omnibus Incentive Plan, the board has authorized our Chief Operating Officer and Chief Financial Officer, acting together, to grant awards of up to 2,500,000 shares in any fiscal quarter.

        Our board of directors has adopted a written charter for the compensation committee. The compensation committee charter is available in the Corporate Governance section of our Investor Relations website at http://investors.moelis.com.

Board and Committee Meetings; Annual Meeting Attendance

        Between January 1, 2015 and December 31, 2015, our board of directors held eight meetings, our audit committee held eight meetings and our compensation committee held two meetings. During 2015, each director attended at least 75% of the total number of meetings of the board of directors and committees on which the director served. The independent directors of the Company regularly meet in executive session without management. Under the corporate governance guidelines adopted by our board of directors, the chairman of the audit committee (or in his absence, another independent director designated by him) presides at such executive sessions.

        Under our corporate governance guidelines, directors are expected to attend the Company's annual meetings of stockholders. A director who is unable to attend an annual meeting of stockholders (which it is understood will occur on occasion) is expected to notify the chairman of the board of directors. All of our directors attended our 2015 annual meeting.

Director Nomination Process

        The Stockholders Agreement provides that our board of directors will nominate individuals designated by Partner Holdings equal to a majority of the board of directors, for so long as the Class B Condition is satisfied and, thereafter, one quarter of the candidates for so long as the Secondary Class B condition is satisfied. See "Certain Relationships and Related Person Transactions—Transactions with Our Directors, Executive Officers and 5% Holders—Rights of Partner Holdings and Stockholders Agreement" below. As a result, the board believes it is appropriate not to have a nominating committee because the full board effectively performs the functions of a nominating committee. Additionally, the board believes that input from all directors in the nominating process enhances the Company's ability to identify, evaluate and select director nominees. Because we do not currently have a nominating committee, our full board of directors participates in the consideration of other nominees.

        In considering candidates for nomination, the board of directors takes into consideration many factors, including the needs of the board and the candidate's qualifications. At a minimum, director candidates must demonstrate high standards of ethics, integrity and professionalism, independence, sound judgment, and meaningful experience in business, law or accounting or other relevant areas. Candidates must also be committed to representing the long-term interests of our stockholders. The board also considers other factors it deems appropriate based on current needs, including specific business and financial expertise currently desired, experience as a public company director and diversity. The board does not have a formal policy regarding diversity; however, the board believes that it is important that the board be comprised of directors with diverse backgrounds, viewpoints and experiences.

        The board of directors will consider a candidate nominated by a stockholder in a manner consistent with its evaluation of potential nominees, so long as the nomination meets the requirements of our by-laws, as summarized below.

        The notice of nomination should include the following information:

  •
  the stockholder's name, record address, and name and principal place of business,

  •
  the name, age, business address, residence address, and principal occupation or employment of the nominee,

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  the class or series, and number of all shares of the Company's stock owned beneficially or of record by the stockholder or the nominee,

  •
  whether and the extent to which any derivative or other instrument, transaction, agreement, or arrangement has been entered into by the stockholder or the nominee with respect to the Company's stock,

  •
  a description of all agreements or arrangements to which the stockholder or the nominee is a party with respect to the nomination, the Company or the Company's stock,

  •
  a description of agreements or arrangements entered into by the stockholder or the nominee with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the stockholder's voting power,

  •
  a representation that the stockholder will attend the meeting in person or by proxy to nominate the persons named in its notice, and

  •
  any other information related to the stockholder or the nominee required to be disclosed in the solicitation of proxies for election of directors under federal securities laws.

        The notice must be accompanied by the nominee's consent to be elected and to serve as a director and include certain representations and agreements by the nominee set forth in our by-laws.

        This notice must be updated, if necessary, so that the information is true and correct as of the record date for the meeting.

        Stockholder nominees should be submitted to the Company's General Counsel and Secretary at the Company's principal executive offices. Stockholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by stockholders in connection with a meeting of stockholders and for information about the candidate to be included in the Company's proxy materials for such a meeting, the stockholder must submit the information required by our by-laws and other information reasonably requested by the Company within the timeframe described below under "Additional Information—Procedures for Submitting Stockholder Proposals."

        When the Company or the board of directors is required by contractual obligation (including pursuant to the Stockholders Agreement) to nominate candidates designated by any person or entity, the selection and nomination of these directors is not subject to the above process.

Communication with the Board of Directors

        Any stockholder or other interested parties who would like to communicate with the board of directors, the independent directors as a group or any specific member or members of the board of directors should send such communications to the attention of our General Counsel and Secretary at Moelis & Company, 399 Park Avenue, 5th Floor, New York, NY 10022. Communications should contain instructions on which member or members of the board of directors the communication is intended for. Such communications will generally be forwarded to the intended recipients. However, our General Counsel and Secretary may, in his sole discretion, decline to forward any communications that are inappropriate.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Code of Business Conduct and Code of Ethics

        We have adopted a code of business conduct and ethics that is applicable to all of our employees, officers and directors, including our chief executive and senior financial officers. The code of business conduct and ethics is available in the Corporate Governance section of our Investor Relations website at http://investors.moelis.com. We expect that any amendment to the code, or any waivers of its requirements, will be disclosed on our website.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its responsibilities. The corporate governance guidelines are available in the Corporate Governance section of our Investor Relations website at http://investors.moelis.com.

DIRECTOR COMPENSATION

        Our non-employee directors receive annual compensation of $110,000 comprised of (i) $40,000 in the form of RSUs (the "RSU Grant") and (ii) $70,000, which the director may elect to receive in the form of cash, RSUs or a combination thereof. Additionally, audit committee members receive $10,000 annually, which the director may elect to receive in the form of cash, RSUs or a combination thereof. Cash compensation is paid quarterly in arrears. The annual RSU Grants generally vest upon grant and are settled following the second anniversary of grant. Any other RSUs elected to be received generally vest 25% on a quarterly basis over the one year period between July 1 of each year and are settled within 60 days following the applicable vesting date. We reimburse all directors for expenses incurred in connection with attending board and committee meetings.

        The following table shows compensation paid to the individuals who served as our non-employee directors in 2015.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)		Total ($)
John A. Allison IV(3)	6,301	52,832	(4)	59,133
Stephen F. Bollenbach(5)	—	28,439	(6)	28,439
Yvonne Greenstreet(7)	69,111	55,588	(8)	124,699
Kenneth L. Shropshire	70,000	49,666	(9)	119,666

(1)
Our directors who also serve as our employees or executive officers do not receive any compensation for their service as directors and have thus been omitted from this table. These individuals consist of: (i) Messrs. Moelis, Mahmoodzadegan and Raich, each of whom is a named executive officer of the Company, (ii) Mr. Leaman, who is a Managing Director of the Company and (iii) Mr. Cantor, who is a Managing Director of the Company. We entered into an employment agreement with Mr. Leaman in April of 2014 with substantially the same terms as the employment agreements entered into with Messrs. Mahmoodzadegan and Raich. Additional information regarding such employment agreements is included below in "Executive Compensation—Employments Agreements with Navid Mahmoodzadegan and Jeffrey Raich." Additional information regarding Mr. Cantor's employment agreement is included below in "Certain Relationships and Related Person Transactions—Transactions

  with Our Directors, Executive Officers and 5% Holders—Employment Agreement with Eric Cantor."

(2)
Amounts represent the grant date fair value of RSU awards made during the identified fiscal year, as calculated under FASB ASC Topic 718. Excludes RSUs issued pursuant to the terms of our 2014 Omnibus Incentive Plan as dividend equivalents on the underlying RSUs that have accumulated subsequent to the grant date held by Messrs. Allison, Bollenbach and Shropshire and Dr. Greenstreet in connection with dividends paid by the Company to holders of its Class A common stock. Dividend equivalents are subject to the same terms and conditions as the underlying RSUs. For a summary of the assumptions used in the valuation of these awards, please see note 10 to the audited financial statements included in our 2015 Annual Report on Form 10-K.

(3)
Mr. Allison was appointed to our board of directors in November 2015.

(4)
Comprised of (i) 882 RSUs granted on November 4, 2015, which vested upon grant and will be settled within 60 days following July 1, 2017, and (ii) 882 RSUs granted on November 4, 2015, 212 which vest January 1, 2016, 335 which vest April 1, 2016 and 335 which vest July 1, 2016 and all of which will be settled within 60 days following the applicable vesting date.

(5)
Mr. Bollenbach was appointed to our board of directors in April 2014 and resigned on July 10, 2015.

(6)
Comprised of (i) 679 RSUs granted on July 10, 2015 which vested upon grant and were settled within 60 days following the vesting date and (ii) 303 RSUs, which vested upon grant and will be settled within 60 days following July 1, 2017.

(7)
Ms. Greenstreet was appointed to our board of directors in February 2015.

(8)
Comprised of (i) 1,310 RSUs granted on February 19, 2015, which vested upon grant and will be settled within 60 days following February 19, 2017, and (ii) 500 RSUs granted on July 10, 2015, which vested upon grant and will be settled within 60 days following July 1, 2017.

(9)
Comprised of (i) 1,372 RSUs granted on July 10, 2015, which vested upon grant and will be settled within 60 days following July 1, 2017, and (ii) 343 RSUs granted on July 10, 2015, which vest 25% on each of October 1, 2015, January 1, 2016, April 1, 2016 and July 1, 2016.

EXECUTIVE COMPENSATION

        Our named executive officers for the fiscal year ended December 31, 2015, which consist of our Chief Executive Officer and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2015, are as follows:

  •
  Kenneth Moelis, Chairman and Chief Executive Officer;

  •
  Navid Mahmoodzadegan, Co-President, Managing Director and director; and

  •
  Jeffrey Raich, Co-President, Managing Director and director.

Summary Compensation Table for 2015

        The following table summarizes the total compensation paid to or earned by each of our named executive officers in 2014 and 2015, under SEC rules.

Name and Principal Position	Year	Salary ($)	Cash Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)		All Other Compensation ($)(3)		Total ($)
Kenneth Moelis	2015	400,000	—	3,205,565	—		7,950	(4)	3,613,515
Chairman and Chief Executive Officer	2014	400,000	3,175,000	2,000,000	—		13,213	(4)	5,588,213
Navid Mahmoodzadegan	2015	400,000	2,000,000	3,457,963	—		11,127		5,869,090
Co-President, Managing Director and Director	2014	400,000	3,425,000	1,500,000	—		13,653		5,338,653
Jeffrey Raich	2015	400,000	2,000,000	3,457,963	—		11,127		5,869,090
Co-President, Managing Director and Director	2014	400,000	3,425,000	1,500,000	186,715	(5)	13,653		5,525,368

(1)
Amounts represent the annual cash incentive bonuses paid for performance in the identified fiscal year, whether or not paid in such year. The Company paid its cash bonuses for performance in each of 2014 and 2015 in January of the following year. Cash bonuses are subject to repayment if the named executive officer competes with us within 12 months following termination of employment under certain circumstances. The repayment terms for 2015 bonuses are described below under "Executive Compensation Elements—Annual Cash Incentive Bonuses."

(2)
Amounts represent the grant date fair value of the awards granted during the identified fiscal year, as calculated under FASB ASC Topic 718. For a summary of the assumptions used in the valuation of these awards, please see note 10 to the audited financial statements included in our 2015 Annual Report on Form 10-K. In accordance with SEC rules, the table includes equity awards for 2013 performance that were granted in 2014 and equity awards for 2014 performance that were granted in 2015, but excludes equity awards for 2015 performance that were granted in 2016. On February 24, 2016, Mr. Moelis received 167,648 RSUs and each of Messrs. Mahmoodzadegan and Raich received 104,268 RSUs for 2015 performance. The grant date fair value of these awards granted in February 2016 as calculated under FASB ASC Topic 718 is $4,025,228 for Mr. Moelis and $2,503,475 for each of Messrs. Raich and Mahmoodzadegan. The RSUs granted in February 2016 vest in equal installments on February 23, 2017, February 23, 2018, February 23, 2019, February 23, 2020 and February 23, 2021.

(3)
Amounts represent (i) contributions by the Company to each named executive officer in respect of his participation in our 401(k) plan and (ii) tax-related interest payments to each named executive officer that resulted from the timing of our annual cash bonus payments in relation to the date on which estimated taxes on such awards were required to be paid by him.

(4)
In addition to the amounts listed in this column, we reimbursed Mr. Moelis for costs in lieu of a hotel when traveling to New York City on business. The amount of this reimbursement approximated the cost of a comparable hotel room and does not constitute additional compensation.

(5)
In connection with the April 15, 2014 reorganization of Old Holdings prior to our initial public offering, employees holding certain option-like equity interests in Old Holdings received options to acquire our Class A common stock pursuant to our 2014 Omnibus Incentive Plan. As a holder of these interests, on such date, Mr. Raich received options to acquire 27,868 shares of our Class A common stock. The amount in the "Option Awards" column represents the grant date fair value of these options, as calculated under FASB ASC Topic 718. For a summary of the assumptions used in this valuation, please see note 10 to our audited financial statements included in our 2015 Annual Report on Form 10-K.

Executive Compensation Elements

        Each of our named executive officers was provided with the following material elements of compensation in 2015:

        Base Salary.    We provide a base salary of $400,000 to each named executive officer. Consistent with the practice in our industry, base salaries for our named executive officers generally comprise a small portion of their total annual compensation. The amount of the base salary for the named executive officers was set in accordance with the terms of their respective employment agreements with us and may be adjusted from time to time in accordance with those agreements. We did not increase the base salaries of our named executive officers during 2015.

        Annual Cash Incentive Bonuses.    Annual cash incentive bonuses are a component of our executive compensation. We did not provide guaranteed cash bonuses to any of our named executive officers in respect of 2014 or 2015 and did not set specific performance targets upon which the bonuses would become payable.

        Instead, the annual cash bonuses paid to our named executive officers in respect of 2014 and 2015 were discretionary in amount and were based on a performance evaluation conducted by our Chairman and Chief Executive Officer, in consultation with other executive officers and the compensation committee of the board of directors. With respect to 2014 and 2015 annual cash bonuses, the evaluation involved an analysis of both (i) our overall Company performance and (ii) the performance of the individual officer and his contributions to the Company. We believe that this evaluation process allowed us to link pay with performance in the closest way possible and provided us with the flexibility necessary to take all relevant factors into account in determining the amount of the bonuses. We feel that this provided us with a better incentive compensation structure than a formulaic bonus structure based solely on the achievement of specific pre-established performance targets, which may not capture all appropriate factors that materially impacted our performance.

        In addition, in order to link the annual bonuses to our long-term success and given that we did not defer payment of the cash bonuses to a later date, each of the bonuses that were paid to the named executive officers in respect of 2014 and 2015 are subject to repayment if the officer competes with us within 12 months following termination of employment under certain circumstances, which is consistent with the bonuses paid to all of our managing directors. The repayment percentages are as follows:

Period Following Cash Bonus Payment Date	Percentage of Annual Cash Bonus Required to be Repaid
On or prior to March 31 in the calendar year following such payment	100%
Between April 1 and June 30 in the calendar year following such payment	75%
Between July 1 and September 30 in the calendar year following such payment	50%
Between October 1 and December 31 in the calendar year following such payment	25%

        Equity Incentive Awards.    In April 2014, we granted equity incentive awards in the form of RSUs to our named executive officers in respect of 2013 performance. We did not set specific performance targets upon which the RSUs would be granted. Instead, the RSUs that were granted to our named executive officers in respect of 2013 performance were discretionary in amount and were based on a performance evaluation conducted by our Chairman and Chief Executive Officer, in consultation with other executive officers. In addition, the RSUs are subject to a vesting period following grant, in order to provide an additional retention incentive to our named executive officers. The terms and conditions of the RSUs are described below in the section entitled "—Restricted Stock Unit Grants—Incentive Awards Relating to 2013 Performance."

        In March 2015 and February of 2016, we granted equity incentive awards in the form of RSUs to our named executive officers in respect of 2014 and 2015 performance, respectively. These awards are described below in the section entitled "—Restricted Stock Unit Grants—Incentive Awards Relating to 2014 Performance" and "—Restricted Stock Unit Grants—Incentive Awards Relating to 2015 Performance."

        Retirement Arrangements.    We have a 401(k) savings plan for eligible employees, including our named executive officers, and may, in our sole discretion, provide annual matching contributions to 401(k) plan participants. We do not have a defined benefit pension plan. A retiring officer or employee generally will not forfeit certain qualifying incentive RSUs granted during employment if at retirement the officer or employee (i) is at least 54 years old and (ii) has provided at least 8 consecutive years of service to the Company, unless such officer or employee waives such retirement arrangements. Any such RSUs will continue to vest on their applicable vesting schedule, subject to noncompetition and other terms.

        Employee Benefits.    Eligible employees, including our named executive officers, participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance. Our named executive officers participate in these programs on the same basis as eligible employees generally.

Employment Agreements

Employment Agreement with Kenneth Moelis

        We entered into an employment agreement with Mr. Moelis in April 2014, pursuant to which he serves as our Chairman and Chief Executive Officer. The employment agreement provides that Mr. Moelis receives an annual base salary of $400,000, is eligible to receive an annual discretionary performance bonus and is eligible to participate in our employee benefit plans and arrangements as in effect from time to time. Either party is permitted to terminate the agreement at any time with or without cause, but Mr. Moelis has agreed that he will not voluntarily terminate his employment for three years following the completion of our initial public offering, other than for good reason. Good reason means a material breach by the Company of a material provision of the employment agreement, any equity award agreement or the Stockholders Agreement.

        The employment agreement provides that upon a voluntary termination of Mr. Moelis' employment other than for good reason, he will not compete with us for 90 days following the date of such termination. In addition, the agreement provides that Mr. Moelis will not solicit our employees, independent contractors, consultants, service providers or suppliers for one year following termination of his employment for any reason. The agreement also includes restrictions relating to confidentiality, intellectual property and non-disparagement.

        Mr. Moelis is subject to forfeiting his interest in vested Group LP partnership units he held as of our initial public offering if prior to the expiration of the Managing Director Lock-Up he terminates his employment without good reason and competes with us within 12 months following such termination.

        Group LP Class A partnership units and Moelis & Company Class A common stock held as of our initial public offering by our Managing Directors (including through Partner Holdings) are subject to lock-up agreements for four years from the date of our initial public offering (the "Managing Director Lock Up"). After this period, Group LP Class A partnership units held by a Managing Director will become exchangeable into Class A common stock or cash and Moelis & Company Class A common stock held by a Managing Director will become transferable, in each case in three installments (which were equal installments at the time of our initial public offering) on each of the fourth, fifth and sixth anniversary of our initial public offering. If a Managing Director terminates his or her employment with us prior to the end of the lock-up period, we will be entitled to extend the lock-up period until up to the tenth anniversary of our initial public offering. We may waive the Managing Director Lock-Up, including in connection with an offering of shares of our Class A common stock by our Managing Directors. In addition, these restrictions cease to apply upon the death or termination of employment due to disability of the applicable Managing Director.

Employment Agreements with Navid Mahmoodzadegan and Jeffrey Raich

        We entered into substantially similar employment agreements with Messrs. Mahmoodzadegan and Raich in April 2014. The employment agreements provide that Messrs. Mahmoodzadegan and Raich each receive an annual base salary of $400,000, are eligible to receive an annual discretionary performance bonus and are eligible to participate in our employee benefit plans and arrangements as in effect from time to time. In addition, the employment agreements provide that during their employment, Messrs. Mahmoodzadegan and Raich have the right to be a member of Group LP's most senior decision and policy-making committee (currently, the Group Management Committee). Messrs. Mahmoodzadegan and Raich are permitted to terminate their agreements at any time with or without cause; however, we may terminate the employment of Messrs. Mahmoodzadegan or Raich only for cause (as defined in the employment agreements).

        The employment agreements provide that upon a voluntary termination of Messrs. Mahmoodzadegan's or Raich's employment other than for good reason while he is a member of our board of directors or following his voluntary resignation from our board of directors, he will not compete with us for 90 days following the date of such termination. In addition, the employment agreements provide that Messrs. Mahmoodzadegan and Raich will not solicit our employees, independent contractors, consultants, service providers or suppliers for six months following termination of his employment (or if he voluntarily terminates his employment other than for good reason while he is a member of our board of directors or following his voluntary resignation from our board of directors, for a period of 12 months following termination of his employment). The agreements also include restrictions relating to confidentiality, intellectual property and non-disparagement.

        Each of Messrs. Mahmoodzadegan and Raich is subject to forfeiting his interest in vested Group LP partnership units he held as of the initial public offering if prior to the expiration of the Managing Director Lock-Up he terminates his employment without good reason and competes with us within 12 months following such termination. Good reason means a material breach by the Company of a material provision of the employment agreement or any equity award agreement.

Restricted Stock Unit Grants

Incentive Awards Relating to 2013 Performance

        In April 2014, we granted RSUs to certain of our Managing Directors and non-Managing Director employees, including our named executive officers, in respect of 2013 performance and to provide an additional retention incentive to these individuals. These RSUs were granted subject to the terms of the 2014 Omnibus Incentive Plan and individual award agreements. A copy of the plan is included as Exhibit 99.1 to our Registration Statement on Form S-8 filed on August 8, 2014.

        Each RSU granted to our officers represents the right to receive upon settlement either, at our option, a share of our Class A common stock or an amount of cash equal to the fair market value of a Class A share. Participants have no rights as a stockholder with respect to the RSUs unless and until shares of our Class A common stock underlying the RSUs are actually delivered, provided that each participant will generally be eligible to receive additional RSUs in respect of any dividends we pay with respect to our Class A common stock, which additional RSUs will be forfeitable and subject to the same restrictions and conditions as the underlying RSUs.

        Generally, RSUs that were granted in respect of 2013 performance to our Managing Directors, including our named executive officers, will vest in equal installments on April 1 of each 2017 through

2019, provided that the participant remains in continuous employment or service with us through the applicable vesting date. RSUs that were granted in respect of 2013 performance to our non-Managing Director employees will generally vest in equal installments on April 1 of each of 2015 through 2018, provided that the participant remains in continuous employment or service with us through the applicable vesting date. Except as described in the following paragraphs, if the participant's employment or service with us is terminated for any reason, any unvested RSUs will be forfeited as of the notice of termination date.

        If the participant's employment or service with us is terminated (i) by us without cause, (ii) by the participant for "good reason" (as defined in the 2014 Omnibus Incentive Plan) or (iii) by us due to disability, any unvested RSUs will continue to vest on the originally scheduled vesting dates, provided that the participant has not engaged in any "detrimental activities" (as described below) through the applicable vesting date. If the participant engages in any detrimental activity following such termination, any unvested RSUs will be forfeited. For purposes of these RSU awards, "detrimental activities" means any solicitation of our employees or certain clients, any interference with our relationships with certain clients, any failure to execute an attestation that the participant has not engaged in such acts prior to each applicable vesting date or other time reasonably requested by us or any failure to satisfy any obligation of the participant under any agreement with us with respect to confidentiality, non-disparagement, nonsolicitation or noncompetition. If the participant's employment or service with us is terminated due to the participant's death, any unvested RSUs will immediately vest.

        If the participant's employment or service with us is terminated (i) by us without cause or (ii) by the participant for good reason, in each case on or within 12 months after the effective date of a "change in control" (as defined in the 2014 Omnibus Incentive Plan), any unvested RSUs will immediately vest.

  Incentive Awards Relating to 2014 Performance

        In March 2015, we granted equity incentive awards in the form of RSUs to certain of our Managing Directors and non-Managing Director employees, including our named executive officers, in respect of 2014 performance and to provide an additional retention incentive to these individuals. Mr. Moelis received 99,305 RSUs and each of Messrs. Mahmoodzadegan and Raich received 107,124 RSUs. These RSUs vest in equal installments on February 23 of each of 2018 through 2020. Except for the vesting dates, these RSU grants are subject to the same general terms and conditions as the awards granted to such officers in 2014 for their 2013 performance. See "—Incentive Awards Relating to 2013 Performance" above.

  Incentive Awards Relating to 2015 Performance

        In February 2016, we granted equity incentive awards in the form of RSUs to certain of our Managing Directors and non-Managing Director employees, including our named executive officers, in respect of 2015 performance and to provide an additional retention incentive to these individuals. Mr. Moelis received 167,648 RSUs and each of Messrs. Mahmoodzadegan and Raich received 104,268 RSUs. These RSUs vest in equal installments on February 23 of each of 2017 through 2021. Except for the vesting dates, these RSU grants are subject to the same general terms and conditions as the awards granted to such officers in 2014 for their 2013 performance. See "—Incentive Awards Relating to 2013 Performance" above. In accordance with SEC rules, these RSUs are not included in the Summary Compensation Table above, and will instead be included in the Summary Compensation Table in the proxy statement for our 2017 annual meeting of stockholders.

Outstanding Equity Awards at 2015 Fiscal Year-End

        The following table summarizes the outstanding equity awards held by each of our named executive officers as of December 31, 2015.

	Option Awards						Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(2)		Market Value of Shares of Stock That Have Not Vested ($)(3)
Kenneth Moelis	—	—		—		—	188,475	(4)	5,499,701
Navid Mahmoodzadegan	—	—		—		—	174,922	(5)	5,104,224
Jeffrey Raich	—	27,868	(6)	24.00	(6)	4/22/2020	174,922	(7)	5,104,224

(1)
Stock awards were made in the form of RSUs. The terms and conditions of these RSUs are described above in the section entitled "—Restricted Stock Unit Grants—Incentive Awards Relating to 2013 Performance and Incentive Awards Relating to 2014 Performance."

(2)
All RSUs are subject to accelerated vesting upon the officer's death or disability.

(3)
Fair market value is equal to the applicable number of unvested RSUs multiplied by the $29.18 closing price per share of our Class A common stock on the NYSE on December 31, 2015.

(4)
Consists of (i) 80,000 RSUs originally granted to Mr. Moelis in April 2014 in respect of 2013 performance and 6,373 additional dividend equivalent RSUs awarded with respect thereto that were held by him as of December 31, 2015, which vest in equal installments on April 1 of each of 2017 through 2019 and (ii) 99,305 RSUs originally granted to Mr. Moelis in March 2015 in respect of 2014 performance and 2,797 additional dividend equivalent RSUs awarded with respect thereto that were held by him as of December 31, 2015, which vest in equal installments on February 23 of each of 2018 through 2020.

(5)
Consists of (i) 60,000 RSUs originally granted to Mr. Mahmoodzadegan in April 2014 in respect of 2013 performance and 4,780 additional dividend equivalent RSUs awarded with respect thereto that were held by him as of December 31, 2015, which vest in equal installments on April 1 of each of 2017 through 2019 and (ii) 107,124 RSUs originally granted to Mr. Mahmoodzadegan in March 2015 in respect of 2014 performance and 3,018 additional dividend equivalent RSUs awarded with respect thereto that were held by him as of December 31, 2015, which vest in equal installments on February 23 of each of 2018 through 2020.

(6)
Options vest 25% on April 22, 2017, 25% on April 22, 2018 and 50% on April 22, 2019 and were granted with an exercise price of $25.00 per option. On November 24, 2014, the Company paid a special dividend of $1.00 per share of common stock to holders of record as of November 10, 2014. As required under Section 5 of the Company's 2014 Omnibus Incentive Plan, the compensation committee of the board of directors equitably reduced the exercise price of the options by $1.00 from $25.00 per share to $24.00 per share in connection with this dividend. On March 4, 2016, the Company paid a special dividend of $0.80 per share of common stock to holders of record as of February 19, 2016. As required under Section 5 of the Company's 2014 Omnibus Incentive Plan, the compensation committee of the board of directors equitably reduced the exercise price of the options by $0.80 from $24.00 per share to $23.20 per share in connection with this dividend.

(7)
Consists of (i) 60,000 RSUs originally granted to Mr. Raich in April 2014 in respect of 2013 performance and 4,780 additional dividend equivalent RSUs awarded with respect thereto that were held by him as of December 31, 2015, which vest in equal installments on April 1 of each of 2017 through 2019 and (ii) 107,124 RSUs originally granted to Mr. Raich in March 2015 in respect of 2014 performance and 3,018 additional dividend equivalent RSUs awarded with respect thereto that were held by him as of December 31, 2015, which vest in equal installments on February 23 of each of 2018 through 2020.

*
Note that any equity awards with a vesting date that falls on a weekend day shall vest on the next business day.

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock held by (i) each of our directors, (ii) each of our named executive officers, (iii) our directors and executive officers as a group and (iv) each person known to us to beneficially own more than 5% of our Class A common stock and Class B common stock. For our directors and officers, the information is as of April 21, 2016. For other stockholders who own more than 5% of our Class A common stock, the information is as of the most recent Schedule 13G filed by each such stockholder with the SEC.

        The number of shares and percentage of beneficial ownership set forth below is based upon 20,462,658 shares of Class A common stock and 31,227,596 shares of Class B common stock outstanding on the Record Date. The number of outstanding shares of Class A common stock includes 176,170 unvested restricted shares held by certain employees, which are treated by us as equivalents of RSUs, and excludes (i) 123,660 shares issuable upon exercise of nil-strike options granted to certain non-U.S. employees and (ii) 33,802,147 shares of Class A common stock issuable in exchange for Group LP Class A partnership units and upon conversion of shares of our Class B common stock.

        Beneficial ownership is determined in accordance with the rules of the SEC.

	Number of Shares of Class A Common Stock		% of Class A Common Stock	Number of Shares of Class B Common Stock		% of Combined Voting Power
Directors and Named Executive Officers(1)
Kenneth Moelis	2,097,775	(2)(3)	10.25%	31,227,596	(4)	94.5%
Navid Mahmoodzadegan	—	(5)	*	—		*
Jeffrey Raich	—	(6)	*	—		*
Eric Cantor	—		*	—		*
J. Richard Leaman III	—	(7)	*	—		*
John A. Allison IV	214		*	—		*
Dr. Yvonne Greenstreet	—		*	—		*
Kenneth L. Shropshire	482		*	—		*
All executive officers and directors as a group (11 persons)	2,098,602	(8)	10.26%	31,227,596	(4)	94.5%
Holders of 5% or more of Class A Common Stock
Baron Capital Group, Inc.(9)	2,862,560		13.99%	—		*
Prudential(10)	1,647,810		8.05%	—		*
JPMorgan Chase & Co.(11)	1,211,868		5.92%	—		*
The Vanguard Group(12)	1,183,992		5.79%	—		*
Lord, Abbett & Co. LLC(13)	1,047,016		5.12%	—		*

*
Less than 1%

(1)
The address of each of our directors and executive officers is c/o Moelis & Company, 399 Park Avenue, 5th Floor, New York, NY 10022.

(2)
This number includes 1,992,671 shares of Class A common stock held by certain employees of the Company and its affiliates and entities holding shares of Class A common stock for such employees. Mr. Moelis has sole voting power over these 1,992,671 shares. Mr. Moelis has shared dispositive power over these shares with such employees. Mr. Moelis does not have a pecuniary interest in these shares. This number also includes 103,256 shares of Class A common stock held by Moelis Asset Management L.P. Mr. Moelis has sole voting and dispositive power over these 103,256 shares. Mr. Moelis has a pecuniary interest in these shares.

(3)
This number excludes:

(a)
11,626,952 shares of Class A common stock issuable in exchange for Class A partnership units of Group LP, held by Partner Holdings on behalf of The Moelis Family Trust, of which Mr. Moelis is a beneficiary. Mr. Moelis shares voting and dispositive power over the assets of The Moelis Family Trust with Mrs. Julie Moelis. Mr. Moelis has a pecuniary interest in the Group LP Class A partnership units held by Partner Holdings on behalf of The Moelis Family Trust. These shares of Class A common stock represent approximately 21.4% of the shares of Class A common stock that would be outstanding as of April 21, 2016 if all outstanding Group LP Class A partnership units were exchanged and all outstanding shares of the Company's Class B common stock were converted at that time.

(b)
3,028,089 shares of Class A common stock issuable in exchange for Group LP Class A partnership units held by Partner Holdings on behalf of The Moelis Irrevocable Trust, of which Mr. and Mrs. Moelis's children are the primary beneficiaries. Mr. Moelis shares voting and dispositive power over the assets of The Moelis Irrevocable Trust with Mrs. Julie Moelis. Mr. Moelis does not have a pecuniary interest in the Group LP Class A partnership units held by Partner Holdings on behalf of The Moelis Irrevocable Trust. These shares of Class A common stock represent approximately 5.6% of the shares of Class A common stock that would be outstanding as of April 21, 2016 if all outstanding Group LP Class A partnership units were exchanged and all outstanding shares of Class B common stock were converted.

(4)
Shares of Class B common stock are held by Partner Holdings. This number correlates to the aggregate number of vested and unvested Group LP Class A partnership units held by Partner Holdings. Partner Holdings is controlled by Mr. Moelis. Each share of Class B common stock has ten votes and is convertible into 0.00055 shares of Class A common stock.

(5)
This number excludes 3,593,898 shares of Class A common stock issuable in exchange for Group LP Class A partnership units held by Partner Holdings on behalf of certain trusts. 3,273,581 of the Group LP Class A partnership units held by Partner Holdings are held on behalf of The Mahmoodzadegan-Gappy Trust, of which Mr. and Mrs. Mahmoodzadegan are the trustees and their children are the primary beneficiaries. Mr. Mahmoodzadegan shares voting and dispositive power over the assets of the The Mahmoodzadegan-Gappy Trust with Mrs. Joanne Mahmoodzadegan. Mr. Mahmoodzadegan has a pecuniary interest in the Group LP Class A partnership units held by Partner Holdings on behalf of The Mahmoodzadegan-Gappy Trust. 320,317 of the Group LP Class A partnership units held by Partner Holdings are held on behalf of The Mahmoodzadegan-Gappy 2010 Irrevocable Trust, of which Mr. and Mrs. Mahmoodzadegan's children are the primary beneficiaries. Mr. Mahmoodzadegan may have indirect voting power and dispositive power over the assets of The Mahmoodzadegan-Gappy 2010 Irrevocable Trust as a result of his relationship to the trustee. Mr. Mahmoodzadegan does not have a pecuniary interest in the Group LP Class A partnership units held by Partner Holdings on behalf of The Mahmoodzadegan-Gappy 2010 Irrevocable Trust. These shares of Class A common stock represent approximately 6.6% of the shares of Class A common stock that would be outstanding if all outstanding Group LP Class A partnership units were exchanged and all outstanding shares of Class B common stock were converted.

(6)
This number excludes 1,903,745 shares of Class A common stock issuable in exchange for Group LP Class A partnership units held by Partner Holdings on behalf of Mr. Raich and certain trusts. Mr. Raich has a pecuniary interest in 1,090 of the Group LP Class A partnership units held by Partner Holdings on his behalf. 1,737,960 of the Group LP Class A partnership units held by Partner Holdings are held on behalf of The Raich Trust, of which Mr. and Mrs. Raich are the trustees and beneficiaries. Mr. Raich shares voting and dispositive power over the assets of the The Raich Trust with Mrs. Robin Raich. Mr. Raich has a pecuniary interest in the Group LP Class A partnership units held by Partner Holdings on behalf of The Raich Trust. 164,695 of the Group LP Class A partnership units held by

  Partner Holdings are held on behalf of The Raich 2010 Irrevocable Trust, of which Mr. and Mrs. Raich's children are the primary beneficiaries. Mr. Raich may have indirect voting power and dispositive power over The Raich Irrevocable Trust as a result of his relationship to the trustee. Mr. Raich does not have a pecuniary interest in the Group LP Class A partnership units held by Partner Holdings on behalf of The Raich 2010 Irrevocable Trust. These shares of Class A common stock represent approximately 3.5% of the shares of Class A common stock that would be outstanding if all outstanding Group LP Class A partnership units were exchanged and all outstanding shares of Class B common stock were converted.

(7)
This number excludes 742,754 shares of Class A common stock issuable in exchange for Group LP Class A partnership units held by Partner Holdings on behalf of Mr. Leaman and certain trusts. Mr. Leaman has a pecuniary interest in 657,036 of the Group LP Class A partnership units held by Partner Holdings on his behalf. 85,718 of the Group LP Class A partnership units held by Partner Holdings are held on behalf of The Trust Created Under the J. Richard Leaman III 2010 Grantor Retained Annuity Trust (the "Leaman Trust"), of which Mr. and Mrs. Leaman's children are the primary beneficiaries. Mr. Leaman may have indirect voting power and dispositive power over the assets of the trust as a result of his relationship to the trustee. Mr. Leaman does not have a pecuniary interest in the Group LP Class A partnership units held by Partner Holdings on behalf of The Leaman Trust. These shares of Class A common stock represent approximately 1.4% of the shares of Class A common stock that would be outstanding if all outstanding Group LP Class A partnership units were exchanged and all outstanding shares of Class B common stock were converted.

(8)
This number excludes 21,217,821 shares of Class A common stock issuable in exchange for Group LP Class A partnership units held by Partner Holdings on behalf of our executive officers and directors. These shares of Class A common stock represent approximately 39.1% of the shares of Class A common stock that would be outstanding if all outstanding Group LP Class A partnership units were exchanged and all outstanding shares of Class B common stock were converted.

(9)
Based on the Schedule 13G filed with the SEC on February 16, 2016 by BAMCO, Inc. ("BAMCO"), Baron Capital Group, Inc. ("BCG"), Baron Capital Management, Inc. ("BCM"), Ronald Baron, Baron Small Cap Fund ("BSC"), and Baron Growth Fund ("BGF"). The advisory clients of BAMCO and BCM have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Issuer's common stock in their accounts. BAMCO and BCM are subsidiaries of BCG. BSC and BGF are advisory clients of BAMCO. Ronald Baron owns a controlling interest in BCG. The address of the filers is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(10)
Based on the Schedule 13G filed with the SEC on February 3, 2016 by Prudential Financial, Inc. Through its parent/subsidiary relationship, Prudential Financial, Inc. may be deemed the beneficial owner of the securities set forth in the Beneficial Ownership Table that are beneficially owned by its subsidiaries. Prudential Financial, Inc. is a parent holding company and indirect parent of Jennison Associates LLC, which beneficially owns 1,646,210 shares of Class A common stock (8.06%) and Quantitative Management Associates LLC, which beneficially owns 1,600 shares of Class A common stock (.01%). Jennison Associates LLC filed a separate Schedule 13G with the SEC on February 3, 2016 reflecting the beneficial ownership referenced above. The address of Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102. The address of Jennison Associates LLC is 466 Lexington Avenue, New York, NY 10017.

(11)
Based on the Schedule 13G filed with the SEC on January 19, 2016 by JPMorgan Chase & Co on behalf of itself and its wholly-owned subsidiaries, JPMorgan Chase Bank, National Association and J.P. Morgan Investment Management Inc., The address of the filer is 270 Park Ave, New York, NY 10017.

(12)
Based on the Schedule 13G filed with the SEC on February 10, 2016 by The Vanguard Group on behalf of itself and its wholly-owned subsidiaries Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The address of the filer is 100 Vanguard Boulevard, Malvern, PA 19355.

(13)
Based on the Schedule 13G filed with the SEC on February 16, 2016 by Lord, Abbett & Co. LLC. These shares of Class A common stock are held on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The address of the filer is 90 Hudson Street, Jersey City, NJ 07302.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's common stock, to file reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. We assist our directors and officers with their Section 16(a) filings. Based solely on a review of reports filed with the SEC and written representations from directors and executive officers, we believe that all required reports under Section 16(a) were timely filed during 2015 except that Mr. Moelis filed the required Form 4s after the deadline for the following transactions: (i) the acquisition of certain common stock and stock options (the "Underlying Company Securities") of the Company by Old Holdings from the Company at the time of our initial public offering in order for Old Holdings to grant certain corresponding restricted stock units and stock options (the "Old Holdings Incentive Securities") to certain Old Holdings employees, (ii) the corresponding grant by Old Holdings of the Old Holdings Incentive Securities to certain of its employees, (iii) the forfeiture of certain Old Holdings Incentive Securities to Old Holdings by certain employees as a result of termination of their employment and (iv) the corresponding disposition by Old Holdings to the Company of certain Underlying Company Securities relating to the forfeited Old Holdings Incentive Securities.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        In addition to the director and executive officer compensation arrangements discussed above in the section entitled "Executive Compensation," this section describes transactions, or series of related transactions, since January 1, 2015 to which we were a party or will be a party required to be disclosed under Item 404 of Regulation S-K, in which:

  •
  the amount involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers or beneficial owners of more than 5% of any class of our capital stock (each a "5% Holder"), or any members of the immediate family of and any entity affiliated with any such person, had or will have a direct or indirect material interest.

Transactions with Our Directors, Executive Officers and 5% Holders

Agreements with Kenneth Moelis

        On August 30, 2014, Moelis & Company Manager LLC (the "Manager") acquired a new aircraft with funds received solely from its managing member (Mr. Moelis). The aircraft is used and operated by the Company pursuant to an Aircraft Dry Lease. We, Mr. Moelis and Old Holdings are lessees under the lease. The lessees will pay the lessor monthly rent for the aircraft based on their respective usage. For the year ended December 31, 2015, the Company incurred $1,248,000 in aircraft lease costs to be paid to Manager. The lessees will generally assume all costs related to the maintenance and operation of the aircraft during the term of the lease. The lessees will bear the risk of loss, theft, confiscation, damage to or destruction to the aircraft. The lessees will also indemnify the lessor and its successors and assigns against any losses in connection with the aircraft, subject to certain limitations. The lease will terminate on December 31, 2019, but may be extended by one or more of the lessees at their option. We also entered into a Cost Sharing and Operating Agreement with the other lessees, which provides that each lessee will have exclusive use of the aircraft during the times scheduled by such lessee. The lease payments and fixed operating costs (including, without limitation, insurance premiums, storage and scheduled maintenance) related to the aircraft will be allocated among the lessees based upon their respective use of the aircraft. Each lessee will be responsible for the direct operating costs (including, without limitation, fuel and service charges) for its use of the aircraft and will indemnify the other lessees for any losses arising from such use.

        Moelis & Company granted a license to Mr. Moelis' progeny, under which they have the right to use trademarks incorporating the term "Moelis" for certain purposes, including in connection with financial services activities.

Rights of Partner Holdings and Stockholders Agreement

        We are party to the Stockholders Agreement with Partner Holdings, pursuant to which, for so long as the Class B Condition is satisfied, Partner Holdings has approval rights over the following transactions:

  •
  any incurrence of indebtedness (other than inter-company indebtedness) in excess of $20 million;

  •
  any issuance by us of equity or equity-related securities (other than preferred stock) that would represent, after such issuance or upon conversion, exchange or exercise, as the case may be, at least three percent (3%) of the total voting power of our outstanding shares of Class A common stock (except in certain circumstances);

  •
  the issuance by us of preferred stock;

  •
  any debt or equity investment by us (including any commitment to invest) in an amount greater than $20 million;

  •
  any entry by us into a new line of business that requires a principal investment in excess of $20 million;

  •
  the adoption of stockholder rights plans;

  •
  the appointment or termination of Section 16 officers;

  •
  any amendments to Moelis & Company's amended and restated certificate of incorporation or by-laws;

  •
  any amendments to Group LP's amended and restated limited partnership agreement;

  •
  renaming Moelis & Company;

  •
  the adoption of annual budgets and business plans;

  •
  distributions to stockholders (except in certain circumstances);

  •
  entry into any merger, consolidation, recapitalization, liquidation or sale of Moelis & Company or all or substantially all of its assets or certain similar transactions involving Moelis & Company or entering into any agreement providing therefor (except in certain circumstances);

  •
  voluntarily initiating any liquidation, dissolution or winding up of Moelis & Company or permitting the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to Moelis & Company or any of its subsidiaries or controlled affiliates;

  •
  the entry into or amendment of certain material contracts;

  •
  the entry into related party transactions;

  •
  the initiation or settlement of material legal actions; and

  •
  changes to our taxable or fiscal year.

        The effect of the agreement is that Partner Holdings may maintain control over our significant corporate transactions even if it holds less than a majority of the combined total voting power of our shares of Class A and Class B common stock.

        Our board of directors will nominate individuals designated by Partner Holdings equal to a majority of the board of directors, for so long as the Class B Condition is satisfied.

        The "Class B Condition" is defined as Mr. Moelis satisfying all of the following conditions:

            (i)  he maintains directly or indirectly ownership of an aggregate of at least 4,458,445 shares of Class A common stock of Moelis & Company and Equivalent Class A Shares (as defined below), subject to customary adjustments, which represent approximately one-third of his ownership immediately following our initial public offering;

           (ii)  he maintains directly or indirectly beneficial ownership (as defined below) of at least five percent (5%) of the Class A common stock of Moelis & Company (calculated, without duplication, on the basis that all issued and outstanding Group LP Class A partnership units not held by Moelis & Company or its subsidiaries had been exchanged for shares of Class A common stock of Moelis & Company);

          (iii)  he has not been convicted of a criminal violation of a material U.S. federal or state securities law that constitutes a felony or a felony involving moral turpitude;

          (iv)  he is not deceased; and

           (v)  his employment agreement has not been terminated in accordance with its terms because of a breach of his covenant to devote his primary business time and effort to the business and affairs of the Company and its subsidiaries or because he suffered an "incapacity" (i.e., order of incompetence or of insanity or permanent physical incapacity).

        "Equivalent Class A Shares" means, on any date, the number of shares of Class A common stock represented by any shares, units, interests, options, warrants, evidence of indebtedness, stock awards or other securities or awards which by their terms are directly or indirectly convertible into, exchangeable for, exercisable for or pursuant to which the holder is entitled to receive shares of Class A common stock, whether immediately, only after the passage of time or only after the satisfaction of conditions and notwithstanding any right to pay cash in lieu of shares of Class A common stock.

        "Beneficial ownership" has the same meaning given to it in Section 13(d) under the Exchange Act and the rules thereunder, except that a person will be deemed to have "beneficial ownership" of all securities that person has the right to acquire, whether the right is exercisable immediately, only after the passage of time or only after the satisfaction of conditions and notwithstanding any right to pay cash in lieu of such securities.

        After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition is satisfied, Partner Holdings will have certain approval rights over the following transactions:

  •
  the appointment or termination of the Chief Executive Officer;

  •
  any amendments to Moelis & Company's amended and restated certificate of incorporation or by-laws that materially and adversely affect in a disproportionate manner the rights of Mr. Moelis; and

  •
  any amendments to Group LP's amended and restated limited partnership agreement that materially and adversely affect in a disproportionate manner the rights of Mr. Moelis.

        After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition is satisfied, our board of directors will nominate individuals designated by Partner Holdings equal to one quarter of the board of directors.

        For so long as either the Class B Condition or the Secondary Class B Condition is satisfied, Partner Holdings will retain the right to remove any director previously designated by it.

        The "Secondary Class B Condition" is defined as Mr. Moelis satisfying all of the following conditions:

  •
  he maintains directly or indirectly ownership of an aggregate of at least 2,229,222 shares of Class A common stock of Moelis & Company and Equivalent Class A Shares, subject to customary adjustments, which represent approximately one-sixth of his ownership immediately following our initial public offering; and

  •
  conditions (ii)-(v) required under the Class B Condition.

Employment Agreement with Eric Cantor

        We entered into an employment agreement with Mr. Cantor pursuant to which he serves as the Vice Chairman of Group LP and a Managing Director. The employment agreement provides that Mr. Cantor receives an annual base salary of $400,000, is eligible to receive an annual discretionary performance bonus and is eligible to participate in our employee benefit plans and arrangements as in effect from time to time.

        The employment agreement provides that upon a voluntary termination of Mr. Cantor's employment other than for good reason, he will not compete with us for 90 days following the date of such termination. In addition, the employment agreement provides that Mr. Cantor will not solicit Group LP's employees, independent contractors, consultants, service providers or suppliers for one year following termination of his employment for any reason (except for certain employees who joined in connection with Mr. Cantor). The agreement also includes restrictions relating to confidentiality, intellectual property and non-disparagement.

        We agreed to pay Mr. Cantor an initial cash amount of $400,000 and to grant Mr. Cantor $1,000,000 in initial RSUs upon his joining in September 2014, that will vest in equal installments on each of the third, fourth and fifth anniversaries of his start date, subject to certain terms. For calendar year 2015, we agreed to pay Mr. Cantor minimum incentive compensation of $1,200,000 in cash and $400,000 in incentive RSUs, payable in equal quarterly installments. The incentive RSUs generally have the same vesting schedule as incentive RSUs granted to other Managing Directors. For calendar year 2016, we agreed that Mr. Cantor was eligible for a discretionary performance bonus payable quarterly. On March 31, 2016, we granted Mr. Cantor $100,000 in incentive RSUs for the first quarter of 2016. Mr. Cantor was reimbursed for the reasonable cost of a New York City apartment for his first 12 months and a hotel equivalent rate thereafter.

        Unvested initial RSUs and unvested incentive RSUs will be forfeited if we terminate Mr. Cantor's employment for cause or if Mr. Cantor terminates his employment other than (i) for good reason or (ii) after the second anniversary of the grant date, to take a full-time elected or appointed position in federal government, state government, or a national political party.

        Mr. Cantor agreed to repay all or a portion of his 2014 initial cash payment and 2015 and 2016 cash incentive compensation if (a) prior to the end of the seventh calendar quarter following the payment thereof, we terminate Mr. Cantor's employment for cause or if Mr. Cantor terminates his employment other than (i) for good reason or (ii) after the second anniversary of the payment date, to take a full-time elected or appointed position in federal government, state government, or a national political party and (b) he engages in certain competitive activities within 12 months of such termination.

Transactions with Old Holdings

        Prior to our initial public offering, our business was owned by Old Holdings, an entity controlled by Kenneth Moelis, our Chairman and Chief Executive Officer. In connection with our initial public offering, a reorganization of the existing businesses of Old Holdings was effected, pursuant to which the advisory business was transferred to our subsidiary, Group LP. Old Holdings retained its asset management business, which includes managers of direct lending funds, hedge funds, private equity funds, collateralized loan obligation funds and certain other asset management businesses. In the reorganization, Old Holdings was renamed Moelis Asset Management LP.

Master Services Agreement

        We are party to a master services agreement with Old Holdings. Under the master services agreement, we provide corporate and related services and office space to Old Holdings. Old Holdings pays us mutually agreed-upon fees for these services, which are based on our costs of providing the shared services. The charges for the shared services generally are intended to allow us to recover the costs directly associated with providing the services, plus out-of-pocket costs and expenses, generally without profit. Under the master services agreement, Old Holdings is able to use our services for a fixed term established on a service-by-service basis, which may be extended by mutual written agreement. Old Holdings may terminate any of the specified services for any reason with 90 days prior written notice to us. Generally, each party agreed to indemnify the other party and its respective directors, officers, employees and agents against losses resulting from the transitional services, except, in the case of indemnification by Old Holdings and its subsidiaries, to the extent of our gross negligence or intentional misconduct, not to exceed the amount of fees paid to us. Under this agreement, we allocated $1,698,000 in costs to Old Holdings for fiscal year ended December 31, 2015.

Master Separation Agreement

        We entered into a master separation agreement with Old Holdings in connection with the reorganization. The agreement set forth, among other things, Old Holdings' principal transactions with us necessary to separate the advisory and asset management businesses of Old Holdings. The agreement identified the assets that were transferred, the liabilities assumed and the contracts assigned to us as part of the reorganization, and provided for when and how these transfers, assumptions and assignments occurred. Information in this Proxy Statement with respect to the assets and liabilities of the parties is presented based on the allocation of such assets and liabilities pursuant to the reorganization, unless the context otherwise requires.

        The agreement provides for cross-indemnities that generally place the financial responsibility on us and our subsidiaries for all liabilities associated with the current and historical advisory business and operations, and generally places on Old Holdings and its subsidiaries the financial responsibility for liabilities associated with all of Old Holdings' current and historical asset management businesses and operations.

License Agreements

        We have granted a license to Old Holdings and certain affiliates, under which Old Holdings and such affiliates have the right to use trademarks incorporating the term "Moelis" for certain purposes, including in connection with asset management activities. Old Holdings is not be able to use the trademarks if it is engaged in investment banking advisory services, and cannot use the trademark "Moelis & Company" or any derivations of it. The license is non-exclusive, non-sublicensable (except under certain conditions) and royalty-free. The license agreement continues in perpetuity unless terminated in accordance with its terms. We may terminate the license if Old Holdings becomes insolvent, makes an assignment of the trademark for the benefit of its creditors, takes actions that cause any government or creditors to condemn or expropriate its assets or materially breaches the license agreement and fails to cure such breach.

Sabayon GP Holding LLC

        In June 2014, we invested $265,000 for a 50% interest in Sabayon GP Holding LLC, which holds a 42.5% interest in the general partners of two investment funds holding certain structured products. Old Holdings has a 25% interest in Sabayon GP Holding LLC and a 37.5% interest in Chamonix Partners Capital Management, LLC, the investment manager of the two investment funds, through an internal holding company. The general partners and the investment manager of the two funds are a joint venture with a client of ours. We may enter into similar joint venture arrangements with that client and other financial institutions and Old Holdings with respect to other investment funds.

NexPhase Capital LLC

        Moelis Capital Partners ("MCP") is a middle market private equity business owned by Old Holdings, which has two main funds (the "MCP Funds"). On January 1, 2016, the managing partners of MCP (the "Managing Partners"), together with other members of the MCP investment team, separated from MCP (the "NexPhase Separation") to form a new private equity firm, NexPhase Capital LP ("NexPhase"). At the time of the NexPhase Separation, NexPhase entered into a subcontractor agreement with MCP to manage the MCP Funds in exchange for management fees payable to MCP by the MCP Funds. In consideration for the NexPhase Separation, NexPhase agreed to pay Old Holdings a combination of Old Holdings units, Group LP units and deferred cash, a payment calculated based on the percentage of the commitments made to the next two funds to be raised by NexPhase ("Fund III" and Fund IV" and collectively the "NexPhase Funds") and 25% and 20%, respectively, of carried interest for each of Fund III and Fund IV. MAM and Mr. Moelis committed and funded an aggregate of 3.0%, or $15 million, of NexPhase Fund III and have committed to fund an aggregate of 1.5% of NexPhase Fund IV, subject to a maximum commitment of $12 million.

        In connection with the NexPhase Separation, we agreed to (i) waive the forfeiture provisions of 3,274 Group LP units and 21,400 options (the "NexPhase Employee Equity") held by NexPhase employees and (ii) apply the lock-up period that is applicable to current Old Holdings employees to the NexPhase Employee Equity, in each case so long as such NexPhase employee is employed and in good standing with NexPhase and NexPhase remains the subcontractor to MCP. In addition, we agreed to waive the lock-up applicable to 86,456 Group LP units (the "Transferred Group LP Units") that the Managing Partners transferred to Old Holdings as consideration for the NexPhase Separation, permitted Old Holdings to exchange such Transferred Group LP Units for our common stock and permitted the economic equivalent of certain tax benefits associated with such exchange to be provided to the Managing Partners.

        We also entered into an engagement letter with NexPhase to provide NexPhase access to our investment bankers for investment ideas and opportunities, industry advice and due diligence assistance. NexPhase agreed to pay Moelis $500,000 per year commencing on January 1, 2016 through the final close of Fund III, at which point the retainer will be 0.2% of third party commitments made to Fund III and then, upon the final closing of Fund IV, 0.2% of third party commitments made to Fund IV through the end of the Fund IV investment period. The retainer is subject to a cap of $1.0 million per year and can be accrued without payment for up to five years. Certain portions of the accrued retainer can be offset through certain fees paid by NexPhase, the MCP Funds or their respective portfolio companies to Moelis on certain future advisory mandates. NexPhase retained us to act as a co-agent on the NexPhase Fund III capital raise.

Other Transactions

        We may enter into engagement letters to provide investment banking services to Old Holdings and its subsidiaries from time to time. For the year ended December 31, 2015, we earned revenues of approximately $5,780,000 for investment banking services pursuant to engagement letters with funds managed by subsidiaries of Old Holdings and portfolio companies of such funds.

Director and Officer Indemnification and Insurance

        We have entered into indemnification agreements with certain of our directors and executive officers, and purchased directors' and officers' liability insurance. The indemnification agreements and our amended and restated certificate of incorporation and by-laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Person Transactions

        Our board of directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our "related person policy." Our related person policy requires that a "related person" (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel any "related person transaction" (defined as any transaction that is anticipated to be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our board of directors. No related person transaction will be executed without the approval or ratification of our board of directors or a duly authorized committee of our board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR

        Our audit committee has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Although stockholder ratification of the appointment of Deloitte is not required by law, we are submitting the appointment to our stockholders for ratification as a matter of good corporate governance. The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If stockholders do not ratify the appointment of Deloitte, the audit committee will reconsider the appointment. Even if stockholders ratify the appointment of Deloitte, the audit committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

        Representatives of Deloitte are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        The board of directors recommends that you vote "FOR" the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Deloitte Fees

        The following table presents aggregate fees billed to the Company for services rendered by Deloitte during the years ended December 31, 2015 and December 31, 2014.

	2015	2014
Audit fees(1)	$2,159,000	$6,227,516
Audit-related fees(2)	—	3,845
Tax fees(3)	1,991,092	4,178,939
All other fees	5,444	—

Total	$4,155,536	$10,410,300

(1)
Audit fees include fees for the audit of our 2015 and 2014 consolidated and combined financial statements, fees billed in the respective periods for professional consultations with respect to accounting issues, and issuance of consents required by statute or regulation and similar matters. Audit fees incurred in 2014 include fees of $4,082,372 related to services performed in connection with our initial public offering, including comfort letters, consents and review of documents filed with the SEC.

(2)
Audit-related fees in 2015 and 2014 include fees billed for audits related to our employee benefit plans.

(3)
Tax fees include fees billed in the respective periods for tax compliance and consultations regarding the tax implications of certain transactions, including $2,260,278 in 2014 directly related to our initial public offering.

(4)
All other fees include subscriptions to Deloitte's on-line accounting research tool.

Audit Committee Pre-Approval

        Since our initial public offering, all services performed by Deloitte for the Company and its subsidiaries have been pre-approved by the audit committee.

        The audit committee has adopted a pre-approval policy, which requires that before the independent auditor is engaged for any services, the audit committee must approve these services, including the fees and terms. Services are reviewed taking into account the terms of the policy, and, for types of services not pre-approved in the policy, the rules of the SEC and the Public Company Accounting Oversight Board.

 AUDIT COMMITTEE REPORT

        The information contained in this report shall not be deemed "soliciting material" or otherwise considered "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

        The audit committee is responsible primarily for assisting the board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The committee assists in the board's oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the Company's independent auditors' qualifications and independence, and the performance of the Company's independent auditors and the Company's internal audit function.

        The Company's management is responsible for the preparation and presentation of the Company's financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"), is responsible for performing an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"). The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements or disclosures.

        The audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2015 with the Company's management and Deloitte. The audit committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T.

        The audit committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte's communications with the audit committee concerning independence, and has discussed with Deloitte its independence.

        Based on such review and discussions, the audit committee recommended to the Company's board of directors that the financial statements referred to above be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

  Audit Committee

  John A. Allison
  Dr. Yvonne Greenstreet
  Kenneth L. Shropshire (Chair)

 ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

        Stockholder proposals intended to be presented at the 2017 Annual Meeting of Stockholders (the "2017 Meeting"), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than December 30, 2016 in order to be included in the our proxy materials for that meeting. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8 and our by-laws.

        Under our by-laws, stockholder proposals submitted for consideration at any annual meeting of stockholders, but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations for candidates for election as directors, must be delivered to our Secretary at our principal executive offices not less than 90 days or more than 120 days before the first anniversary of the prior annual meeting of stockholders. However, if the annual meeting occurs more than 25 days before or after this anniversary date, proposals must be delivered on or before the tenth day following the earlier of (i) the date that the meeting notice is mailed or (ii) the first public announcement of the meeting date. Director nominations for consideration at any special meeting of stockholders called for the purpose of electing directors must be delivered on or before the tenth day following the earlier of (i) the date that the meeting notice is mailed or (ii) the first public announcement of the meeting date. If the 2017 Meeting is held within 25 days before or after June 15, 2017, stockholder proposals and nominations under our by-laws must be delivered no earlier than February 15, 2017 and no later than March 17, 2017.

        Stockholder proposals and nominations must include all required information concerning the stockholder and the proposal or nominee set forth in our by-laws.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

399 PARK AVENUE, 5TH FLOOR NEW YORK, NY 10022

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E10876-P79096	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOELIS & COMPANY	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
Vote on Directors

The Board of Directors recommends you vote FOR the following:
	☐	☐	☐

1. Election of Directors

Nominees:

01) Kenneth Moelis				05) J. Richard Leaman III
02) Navid Mahmoodzadegan				06) John A. Allison IV
03) Jeffrey Raich				07) Dr. Yvonne Greenstreet
04) Eric Cantor				08) Kenneth L. Shropshire

Vote on Proposal

The Board of Directors recommends you vote FOR the following proposal:				For	Against	Abstain

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.				☐	☐	☐

3. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned

Stockholder. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR

NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E10877-P79096

MOELIS & COMPANY
Annual Meeting of Stockholders June 15, 2016 8:30 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Kenneth Moelis, Elizabeth Crain, Joseph Simon and Osamu Watanabe, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and Class B common stock of Moelis & Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders, to be held at 8:30 a.m. (Eastern Time) on June 15, 2016, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at Four Times Square, New York, NY 10036, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Continued and to be signed on reverse side